SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2003 (May 20, 2003)

SIMEX TECHNOLOGIES, INC.

Delaware	0-26599	58-265647

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID No.)

2890 Normandy Drive, N.W., Atlanta, Georgia 30305

(Address of principal executive offices)

404-580-8152

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events

     On May 20, 2003, the Company acquired all of the outstanding stock of Probity Investigations, Inc., a holding company with two operating subsidiaries, Kyros, LLC and Remote Business Management, LLC. An additional current report on Form 8-K, which will include a copy of the Share Exchange Agreement, will be filed within 15 days of the date of the acquisition.

     On May 21, 2003, the Company issued a press release regarding the acquisition of Probity Investigations, Inc. A copy of this release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

(a)	Exhibits

99.1	Press Release on SIMEX Technologies, Inc.’s acquisition of Probity Investigations, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIMEX Technologies, Inc.
(Registrant)

Dated: May 21, 2003	By	/s/ C. Mickle Moye

C. Mickle Moye, Chairman